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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 14, 1997 in the Registration Statement on Form S-1 and related Prospectus of Crescendo Pharmaceuticals Corporation for
the registration of          shares of its Class A Common Stock.


Palo Alto, California
August   , 1997


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  The foregoing consent is in the form that will be signed upon the final determination of the distribution ratios of the Company's shares by ALZA Corporation described in Note 2 to the financial statements.

                                                          /s/ Ernst & Young LLP

Palo Alto, California

August 19, 1997